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                                                                    EXHIBIT 23



                       CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statements of Springs Industries, Inc. (Form S-8 No. 33-46261) pertaining to the Springs Industries, Inc. 1991 Restricted Stock Plan for Outside Directors and (Form S-8 No. 33-46260) pertaining to the Springs Industries, Inc. 1991 Incentive Stock Plan, of our report dated October 7, 1994, except for Note 9 as to which the date is February 6, 1995, with respect to the financial statements of Dundee Mills, Incorporated, included in the Form 8-K dated June 12, 1995, of Springs Industries, Inc.



                                      /s/ Ernst & Young LLP
                                      ERNST & YOUNG LLP



Atlanta, Georgia
June 9, 1995